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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                                   Bolle Inc.

             (Exact name of registrant as specified in its charter)

         Delaware                                   13-373-4135
         --------                                   -----------
(State of incorporation or organization)      (IRS Employer Identification No.)
 555 Theodore Fremd Avenue, Suite B-302
          Rye, New York                                 10580
          -------------                                 -----
(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class to be so registered       Name of each exchange on which
                                                 each class is to be registered



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-40279

         Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

     The information required by this Item 1 is incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-40279) as filed with the Securities and Exchange Commission (the "Commission") on February 13, 1998 and to the Registrant's Prospectus, as filed with the Commission pursuant to Rule 424(b) on March 10, 1998.

Item 2. Exhibits

     1.   Amended and Restated Certificate of Incorporation

     2.   Certificate of Designations of the Series B Preferred Stock

     3.   Amended and Restated Bylaws

     4.   Specimen of Stock Certificate

     5. Letter Agreement dated July 9, 1997 by and among Martin E. Franklin on the one hand, and each of Robert Bolle, Maurice Bolle, Franck Bolle, Brigitte Bolle, Patricia Bolle Passaquay and Christelle Roche, on the other hand (collectively, the "Sellers"). Incorporated by reference to Exhibit 4.3 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-40279).

     6. Letter Agreement by and among Martin E. Franklin and each of the Sellers.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



(Registrant) Bolle Inc.

Date: March 11, 1998


By:      /s/ Martin E. Franklin
         ----------------------
         Name: Martin E. Franklin
         Title:   Chairman of the Board



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                                 EXHIBIT INDEX


     1.   Amended and Restated Certificate of Incorporation

     2.   Certificate of Designations of the Series B Preferred Stock

     3.   Amended and Restated Bylaws

     4.   Specimen of Stock Certificate

     6. Letter Agreement by and among Martin E. Franklin and each of the Sellers.